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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITOR'S CONSENT


     We consent to the use in this Amendment no. 4 to the Registration Statement no. 333-48038 of Reliant Resources, Inc. on Form S-1 of our reports dated May 11, 1999 and May 28, 1998, on the financial statements of N.V. Energieproduktiebedrijf UNA, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Experts" in such prospectus.


Utrecht, the Netherlands

January 16, 2001


/s/  PRICEWATERHOUSECOOPERS N.V.

PricewaterhouseCoopers N.V.